Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                     Of the Securities Exchange Act of 1934

[X]  Filed by Registrant
[ ]  Filed by Party other than Registrant


Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  use  by Commission only (as permitted by Rule 14a-6 (e)
     (2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional  Materials
[ ]  Soliciting Materials Pursuant to Section 240.14a-11 (c) or 240.14a-12

                          THE WASHINGTON POST COMPANY
                (Name of Registrant as Specified in its Charter)

                          THE WASHINGTON POST COMPANY
                   (Name of Person(s) filing Proxy Statement)

Payment of Filing Fee (check appropriate box):
[X]  No Fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

     1)   Title of each class of securities to which transaction applies: N/A

     2)   Aggregate number of securities to which transaction applies: N/A

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the Filing fee is calculated and state how it was determined.): N/A

     4)   Proposed maximum aggregate value of transaction: N/A

     5)   Total Fee paid: N/A

[ ]  Fee paid previously with preliminary materials.  N/A
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the Filing for which the offsetting fee was paid previously. Identify the previous Filng by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: N/A

     2)   Form, Schedule or Registration Statement No.: N/A

     3)   Filing Party: N/A

     4)   Date Filed: N/A

THE WASHINGTON POST COMPANY
1150 15TH STREET, N.W., WASHINGTON, D. C. 20071



                                                                 March 31, 1999



TO OUR STOCKHOLDERS:

     You are cordially invited to the Company's 1999 Annual Meeting of Stockholders, which will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., on Thursday, May 13, 1999, at 8:00 o'clock in the morning.

     At the meeting there will be a report on the Company's activities, and Directors will be elected for the ensuing year.

     It is important that your shares be represented at the meeting. Please sign the accompanying Proxy and return it promptly in the envelope provided. If you plan to attend, kindly so indicate in the space provided on the Proxy.

                                          Sincerely yours,




      ALAN G. SPOON                                      DONALD E. GRAHAM
        President                                            Chairman

THE WASHINGTON POST COMPANY



              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS/MAY 13, 1999

     The Annual Meeting of Stockholders of The Washington Post Company will be held in the Ninth Floor Meeting Room, The Washington Post Building, 1150 15th Street, N.W., Washington, D.C., 20071 on Thursday, May 13, 1999, at 8:00 a.m., Eastern Daylight Saving Time, for the following purposes:

          1. To elect Directors for the ensuing year, as more fully described in the accompanying Proxy Statement.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 15, 1999, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

     It is important that your shares be  represented  and voted at the meeting,
and  you  should   therefore  sign  and  return  your  Proxy  at  your  earliest convenience.

                                            By Order of the Board of Directors,


                                              DIANA M. DANIELS, Secretary


Washington, D.C., March 31, 1999

THE WASHINGTON POST COMPANY
1150 15th Street, N.W., Washington, D.C. 20071



                                PROXY STATEMENT



                                                                 March 31, 1999

     The accompanying Proxy is solicited by the Board of Directors of The Washington Post Company (hereinafter called the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 13, 1999, and at any adjournment or adjournments thereof. A Proxy may be revoked at any time before it is voted at the meeting. Solicitation of proxies will be made by the Company's management through the mail, in person or by telegraph or telephone, without additional compensation being paid to such members of the Company's management, and the cost of such solicitation will be borne by the Company. In addition, the Company will request brokers and other custodians, nominees and fiduciaries to forward proxy cards and proxy soliciting material to the beneficial owners of shares held of record by such persons, and the Company will reimburse them for their expenses in so doing.

     This Proxy Statement and the accompanying Proxy, together with a copy of the Annual Report of the Company for the fiscal year ended January 3, 1999, are being mailed to the stockholders on March 31, 1999. The Company has also filed with the Securities and Exchange Commission a report on Form 10-K for such fiscal year, a copy of which will be furnished without charge (except for exhibits) to any stockholder upon his or her written request addressed to the Treasurer of the Company at the address shown above. No material contained in either of such reports is to be considered a part of the proxy soliciting material.

     As of the close of business on March 15, 1999, the record date for the Annual Meeting, the Company had outstanding and entitled to vote 1,739,250 shares of Class A Common Stock (hereinafter called "Class A Stock") and 8,359,752 shares of Class B Common Stock (hereinafter called "Class B Stock"), each of which is entitled to one vote upon all matters on which such class of stock is entitled to vote. Only stockholders of record at the close of business on March 15, 1999, are entitled to vote at the Annual Meeting or at any adjournment thereof.

     As of the date of this Proxy Statement the only matter that the Board of Directors expects to present to the Annual Meeting is the election of Directors for the ensuing year. Information with respect to the principal holders of the Class A Stock and the Class B Stock is given below.

                              ELECTION OF DIRECTORS

     A Board of thirteen Directors is to be elected, nine by the holders of Class A Stock voting separately as a class and four by the holders of Class B Stock voting separately as a class. All Directors will hold office until the next Annual Meeting of Stockholders and until their respective successors shall have been elected and shall have qualified or as otherwise provided in the By-laws of the Company.

     Each Class A Stock Proxy and each Class B Stock Proxy executed and returned by a stockholder will be voted for the election of the respective Directors hereinafter shown as nominees for each respective class of stock, unless otherwise indicated on such Proxy. In the event that any nominee withdraws or for any reason is not able to serve as a Director, the persons named in the accompanying Proxy will either vote for such other person as the Board of Directors may nominate or will not vote for anyone to replace such nominee. The Board of Directors knows of no reason which would cause any nominee to be unable to act or to refuse to accept nomination or election. Directors will be elected by a plurality of the votes cast. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the vote.

NOMINEES FOR ELECTION BY CLASS A STOCKHOLDERS

     WARREN E. BUFFETT

          Mr. Buffett, age 68, has for more than thirteen years been Chairman of the Board and Chief Executive Officer of Berkshire Hathaway Inc. (insurance underwriting, newspaper publishing and various manufacturing and marketing activities). He was elected a Director of the Company in May 1996 and serves as Chairman of the Finance Committee of the Board. Mr. Buffett also served as a Director of the Company between 1974 and 1986. He is a director of Berkshire Hathaway Inc., The Coca-Cola Company and The Gillette Company. Mr. Buffett is also a trustee of Grinnell College, The Business Enterprise Trust and The Urban Institute.

     GEORGE J. GILLESPIE, III

          Mr. Gillespie, age 68, has since 1963 been a partner in Cravath, Swaine & Moore, which is one of several law firms retained by the Company in 1997 and 1998 and which it proposes to retain in 1999. He has been a Director of the Company and is a member of the Finance Committee of the Board. Mr. Gillespie is also a director of The Fund American Enterprises Holdings, Inc., and the National Multiple Sclerosis Society, a director and Chairman of the Madison Square Boys & Girls Club, a director and Secretary-Treasurer of the John M. Olin Foundation, Inc., and a director and President of the Pinkerton Foundation. Mr. Gillespie also serves on the boards of a number of other foundations, educational institutions, and charitable organizations.

     RALPH E. GOMORY

          Mr. Gomory, age 69, has since 1989 been President of the Alfred P. Sloan Foundation, a charitable foundation. Before assuming his present position he had served for thirty years with IBM Corporation, where he was Senior Vice President for Science and Technology from 1986 to 1989 after having been Senior Vice President and Director of Research since 1970. He became a Director of the Company in July 1989 and is a member of the Audit Committee of the Board. In addition he is a director of Ashland Oil, Inc., Lexmark International, Inc., Polaroid Corporation and The Bank of New York. Mr. Gomory is also a member of the National Academy of Sciences and the National Academy of Engineering.

     DONALD E. GRAHAM

          Mr. Graham, age 53, has been Chairman of the Board of the Company since September 1993 and Chief Executive Officer of the Company since May 1991. Mr. Graham served as President of the Company between May 1991 and September 1993. He is also Publisher of The Washington Post, a position he has held since January 1979. Mr. Graham has been a Director of the Company since 1974 and is a member of the Finance and Executive Committees of the Board. He is the son of Katharine Graham, who is a Director and Chairman of the Executive Committee of the Company. By virtue of his ownership of 15.1% of the outstanding Class A Stock of the Company, his right to control the vote, as a trustee of a certain family trust, of an additional 14.3% of such stock, together with the ownership right of his mother, Katharine Graham, of an additional 30.8% of such stock, Donald and Katharine Graham effectively vote a total of 60.2% of the Class A shares. Mr. Graham is a trustee of the Federal City Council and the Philip L. Graham Fund, and chairman of the board of the D.C. College Access Program.

     KATHARINE GRAHAM

          Mrs. Graham, age 81, has been Chairman of the Executive Committee since September 1993. In September 1993, Mrs. Graham stepped down as Chairman of the Board, a position she had held since 1973. Mrs. Graham and her son, Donald Graham, effectively vote a total of 60.2% of the Class A shares (see above). Mrs. Graham has been a Director of the Company since 1957 and is a member of the Finance and Chairman of Executive Committees of the Board. Mrs. Graham is also a director of the Council for Aid to Education, a trustee of the Philip L. Graham Fund, and The Urban Institute, and a Life Trustee of the University of Chicago.

     WILLIAM J. RUANE

          Mr. Ruane, age 73, has for more than eleven years been Chairman of the Board of Ruane, Cunniff & Co., Inc., an investment management firm, and Sequoia Fund, Inc., a mutual fund. He was elected a Director of the Company in September 1985 and is a member of the Audit and Finance Committees of the Board of Directors. He is also a director of the New York Theatre Workshop and is a trustee of the Y.W.C.A. of New York and The Carmel Hill Fund.

     RICHARD D. SIMMONS

          Mr. Simmons, age 64, has been retired since June 1991; prior to his retirement he had been President and Chief Operating Officer of the Company for nearly ten years. Since September 1981, he has been a Director of the Company and is a member of the Finance Committee and until May 1996 was a member of the Compensation Committee of the Board of Directors. Through March 1996, Mr. Simmons served as President of International Herald Tribune, S.A., a French publishing company owned jointly by the Company and The New York Times Company, a position he had held since 1989. Mr. Simmons is a director of Morgan Guaranty Trust Company of New York, J.P. Morgan & Co. Inc., and Union Pacific Corporation, and a Trustee of the White Burkett Miller Center of Public Affairs at the University of Virginia and a director of the Protestant Episcopal Cathedral Foundation.

     ALAN G. SPOON

          Mr. Spoon, age 47, has been President since September 1993 and Chief Operating Officer of the Company and a Director of the Company since May 1991 and is a member of the Executive and Finance Committees of the Board. Mr. Spoon has served in various capacities with the Company since joining in 1982 as Vice President for business development and planning. He is a director of American Management Systems, Inc., Ticketmaster Online-CitySearch, Inc., Human Genome Sciences, Inc. and a trustee of the National Museum of Natural History.

     GEORGE W. WILSON

          Mr. Wilson, age 61, has for more than eighteen years been President and Chief Executive Officer of Newspapers of New England, Inc., Newspapers of New Hampshire, Inc., Newspapers of Massachusetts, Inc. and President of the Concord Monitor, which is published in Concord, N.H. He was elected a Director of the Company in September 1985 and serves as Chairman of the Compensation Committee of the Board of Directors. Mr. Wilson is also a director of The Bakersfield (California) Californian and The Associated Press.

NOMINEES FOR ELECTION BY CLASS B STOCKHOLDERS

     DANIEL B. BURKE

          Mr. Burke, age 70, has been retired since February 1994; prior to his retirement he had been President and Chief Executive Officer of Capital Cities/ABC, Inc., a leading media company. He has been a member of the Board of Directors of the Company since May

          1996 and is a member of the Compensation and Audit Committees of the Board. Mr. Burke is a director of C.F. Hathaway & Co., Darden Restaurants, Morgan Stanley, Dean Witter, and Rohm & Haas Company. Mr. Burke is also Vice-Chair of the Board of The New York and Presbyterian Hospital in the City of New York. Mr. Burke is the brother of James E. Burke, a Director of the Company.

     JAMES E. BURKE

          Mr. Burke, age 74, is Chairman of the Partnership for a Drug-Free America. Prior to his retirement in April 1989 he had been Chairman of the Board and Chief Executive Officer of Johnson & Johnson, a leading manufacturer of health care and other products. He joined the Board of Directors of the Company in November 1989 and is a member of the Finance and Compensation Committees of the Board. Mr. Burke is a trustee of the Robert Wood Johnson Foundation and Chairman of the Business Enterprise Trust. He also serves on the boards of a number of other foundations, councils and charitable organizations. Mr. Burke is the brother of Daniel B. Burke, a Director of the Company.

     DONALD R. KEOUGH

          Mr. Keough, age 72, has been Chairman of Allen & Company Incorporated since April 1993 following his retirement as President, Chief Operating Officer and a director of The Coca-Cola Company, a major international beverage company. He has been a Director of the Company since 1989 and is a member of the Compensation Committee and was until May 1996 a member of the Audit Committee of the Board. He is also Chairman of Excaliber Technologies, and a director of The Home Depot, Inc., McDonald's Corporation, USA Networks, Inc., and H.J. Heinz Company. Mr. Keough is also a trustee of the University of Notre Dame, Morehouse School of Medicine and St. Joseph's Hospital Foundation, and serves on the boards of a number of other educational institutions and charitable organizations.

     BARBARA SCOTT PREISKEL

          Mrs. Preiskel, age 74, has been an attorney in private practice since March 1983, when she retired as Senior Vice President and General Counsel of the Motion Picture Association of America, Inc., a position she had held since December 1977. She was elected a Director of the Company in September 1985 and is Chairman of the Audit Committee of the Board of Directors. Mrs. Preiskel is also a director of American Stores Company, and serves as a trustee of Tougaloo College and Wellesley College.

     The standing committees of the Board include an Audit Committee, a Compensation Committee, an Executive Committee and a Finance Committee. The Board does not have a nominating committee.

     The Audit Committee recommends the independent accountants appointed by the Board to audit the consolidated financial statements of the Company, which includes an inspection of the books and accounts of the Company, and reviews with such accountants the scope of their audit and their report thereon, including any questions and recommendations that may arise relating to such audit and report or the Company's internal accounting and auditing procedures. The Audit Committee met two times in 1998.

     The Compensation Committee considers and approves the Company's incentive compensation and bonus programs, and specifically approves all salaries of $200,000 or more per year, all incentive compensation awards and all other bonuses (other than sales bonuses) of $20,000 or more, and also awards stock options. During 1998 the Committee held three meetings.

     The Executive Committee has and may exercise all of the powers of the Board delegable by law in the management of the business and affairs of the Company. During 1998 the Executive Committee met six times.

     The Finance Committee considers and makes recommendations to the Board relating to dividend policy, major acquisitions and dispositions of businesses, incurrence of indebtedness, selection of managers of defined benefit plan assets, stock repurchase programs and certain other financial matters. The Finance Committee met twice in 1998.

     During 1998 the Board held six regular bi-monthly meetings. With the exception of Mr. Gillespie, each of the persons nominated by the Board for election as a Director and who served as a Director in 1998 attended at least 75% of the aggregate of the total number of meetings held during 1998 of the Board and of the committees on which he or she served.

COMPENSATION OF DIRECTORS

     The only Directors of the Company who are compensated for serving in that capacity are those who are not employees of the Company or its subsidiaries. Each such person receives an annual fee of $40,000 for service as a Director and an additional $5,000 for service as chairman of a committee of the Board. The Company reimburses all such Directors for their expenses incurred in attending Board and committee meetings.

     The Company has in place a voluntary fee deferral plan for Directors of the Company. The plan provides an opportunity for participants to elect to defer the receipt of all or a portion of the fees received for service as a Director. Elections to defer must be filed in advance of earning such fees. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment indexes. Deferred amounts will be payable at retirement or such other future date as specified by the participant at the time of election.

STOCKHOLDER PROPOSALS

     The Securities and Exchange Commission requires the Company to submit to a vote at its annual meetings, and to include in its proxy materials for such meetings, stockholder proposals meeting the requirements of the Commission's proxy rules if such proposals are submitted in a timely fashion by stockholders entitled to vote thereon. Eligible proposals intended to be submitted to the Company's annual meeting to be held in 2000 must be received by the Secretary of the Company at its offices in Washington, D.C., no later than November 27, 1999.

     Holders of Class B Stock are entitled to vote only for the election of 30% of the members of the Board of Directors (and, if required by the rules of the New York Stock Exchange, on management proposals to reserve shares for stock options or to acquire the stock or assets of other companies under certain circumstances). In accordance with the rules of the Securities and Exchange Commission, proposals submitted on other matters by holders of Class B Stock have not been and will not be included in the Company's proxy materials for annual meetings.

STOCK HOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The information in the following two tables relates to each person who on February 1, 1999, was a "beneficial owner" (as defined under the proxy rules of the Securities and Exchange Commission) of more than 5% of the Company's Class A or Class B Stock. Under the proxy rules a person is deemed to be the "beneficial owner" of stock if such person has (or shares) either investment power or voting power over such stock, or has (or shares) the right to acquire such stock within 60 days by any of a number of means, including the conversion of another security which is convertible into such stock. A substantial number of shares of the Company's Class A and Class B Stock is held in trusts or subject to other agreements which provide for the sharing of investment power, voting power or both among several persons, each of whom is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the shares so held. Furthermore, in many cases such persons do not include the beneficiary of the trust who, although not deemed to be a "beneficial owner" in the absence of voting or investment power over the shares, is nevertheless shown below as a beneficial owner because of the beneficiary's economic interest in the shares. In addition, since all the shares of Class A Stock are convertible at the option of the holder into Class B Stock on a share-for-share basis, each "beneficial owner" of shares of Class A Stock is deemed by the Securities and Exchange Commission to be a "beneficial owner" of the same number of shares of Class B Stock; in indicating below a person's "beneficial ownership" of shares of Class B Stock it has been assumed that such person has converted into Class B Stock all shares of Class A Stock of which such person is a "beneficial owner". For these reasons there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                           PRINCIPAL HOLDERS OF STOCK


                                                                      SHARES(%)
             NAME AND ADDRESS OF                -----------------------------------------------------
               BENEFICIAL OWNER                       CLASS A STOCK              CLASS B STOCK*
---------------------------------------------   ------------------------   --------------------------
Katharine Graham(a)(i) ......................      536,257(30.8%)                 781,432(7.7%)
  2920 R Street, N.W.
  Washington, D.C.

Donald E. Graham(b)(i) ......................      941,469(54.1%)               3,406,682(33.7%)
  3110 Newark Street, N.W.
  Washington, D.C.

William W. Graham(c)(i) .....................      227,627(13.1%)                       **
  Suite 401
  11661 San Vincente Blvd.
  Los Angeles, California

Stephen M. Graham(d)(i) .....................      309,889(17.8%)                       **
  18 E. 78th Street
  New York, N.Y.

Elizabeth G. Weymouth(e)(i) .................      404,874(23.3%)                 580,834(5.8%)
  21 East 79 Street
  New York, N.Y.

George J. Gillespie, III(f)(i) ..............      455,523(26.2%)               1,283,952(12.7%)
  Sterling Road
  Harrison, N.Y.

Berkshire Hathaway Inc.(g) ..................           --                      1,727,765(17.1%)
  1440 Kiewit Plaza
  Omaha, Nebraska

Morgan Guaranty Trust Company of New York(h).           --                        661,853(6.6%)
  9 West 57th Street
  New York, N.Y.

----------
* The calculations set forth in this table relating to percentage ownership of Class B Stock include 1,739,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

**   Less than five percent.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

(a) According to information as of February 1, 1999, and available to the Company, Mrs. Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 536,257 (30.8%) shares, and sole investment power, 536,257 (30.8%) shares. Mrs. Graham also has voting and investment power with respect to shares of Class B Stock as follows: shared voting power, 115,870 (1.1%) shares, and shared investment power, 115,870 (1.1%) shares. In addition Mrs. Graham, as the beneficiary of a revocable trust, is deemed the beneficial owner of 129,305 (1.3%) shares of Class B Stock. Mrs. Graham is also deemed the beneficial owner of 536,257 (5.3%) shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned by her.

(b) According to information as of February 1, 1999 and available to the Company, Mr. Donald Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 262,314 (15.1%) shares, sole investment power, 262,314 (15.1%) shares, shared voting power, 679,155 (39.0%) shares, and shared investment power, 679,155 (39.0%) shares. Mr. Graham also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 1,958,192 (19.4%) shares, sole investment power 230,427 (2.3%) shares, shared voting power 472,021 (4.7%) shares, and shared investment power, 472,021 (4.7%) shares. The holdings of Class B Stock recorded for Mr. Graham includes 35,000 shares held by Mr. Graham's wife, in which he disclaims beneficial ownership, and 941,469 (9.3%) shares issuable upon conversion of shares of Class A Stock beneficially owned by Mr. Graham. The holdings of Class B Stock recorded for Mr. Graham also include shares of Class B Stock owned by subsidiaries of Berkshire Hathaway, Inc., which have the sole investment power of the shares; sole voting power is held by Mr. Donald Graham under an agreement dated as of February 25, 1977, and amended and extended on September 13, 1985, and on May 15, 1996, which has a termination date (which may be extended) of February 24, 2007.

(c) According to information as of February 1, 1999, and available to the Company, Mr. William Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 17,514 (1.0%) shares, sole investment power, 17,514 (1.0%), shared voting power, 85,697 (4.9%) shares, and shared investment power, 85,697 (4.9%) shares. In addition, Mr. William Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 124,416 (7.2%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock beneficially owned by Mr. Graham, are less than five percent.

(d) According to information as of February 1, 1999, and available to the Company, Mr. Stephen Graham has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 124,976 (7.2%) shares, sole investment power, 124,976 (7.2%) shares, shared voting power, 60,497 (3.5%) shares and shared investment power, 60,497 (3.5%) shares. In addition, Mr. Stephen Graham, as the beneficiary of trusts even though he has no voting or investment power with respect thereto, is deemed to be the beneficial owner of 124,416 (7.2%) shares of Class A Stock. The holdings of Class B Stock recorded for Mr. Graham, including shares issuable upon conversion of shares of Class A Stock beneficially owned by Mr. Graham, are less than five percent.

(e) According to information as of February 1, 1999, and available to the Company, Mrs. Weymouth has voting and investment power with respect to shares of Class A Stock as follows: sole voting power, 93,834 (5.4%) shares, sole investment power, 93,834 (5.4%) shares, shared voting power, 248,832 (14.3%) shares, and shared investment power, 248,832 (14.3%)
     shares. In addition Mrs. Weymouth, as the beneficiary of a trust even though she has no voting or investment power with respect thereto, is deemed the beneficial owner of 62,208 (3.6%) shares of Class A Stock. Mrs. Weymouth also has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 20,000 (less than 1%) shares, sole investment power, 20,000 (less than 1%), shared voting and investment power, 135,168 (1.3%) shares. In addition, Mrs. Weymouth, as the beneficiary of a trust even though she has no voting or investment power with respect thereto, is deemed the beneficial owner of 20,792(less than 1%)shares of Class B Stock. Mrs. Weymouth is also deemed the beneficial owner of 404,874 (4.0%) of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned by her.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

(f) According to information as of February 1, 1999, and available to the Company, Mr. Gillespie, as trustee of various trusts, has voting and investment power with respect to shares of Class A Stock as follows: shared voting power, 455,523 (26.2%) shares, and shared investment power, 455,523 (26.2%) shares. In addition, Mr. Gillespie has voting and investment power with respect to shares of Class B Stock as follows: sole voting power, 593,606 (5.9%) shares, sole investment power, 139,305 (1.4%) shares, shared voting power, 234,823 (2.3%) shares, and shared investment power, 689,124 (6.8%) shares. The holdings of Class B Stock recorded for Mr. Gillespie include 4,000 shares held in trust for the benefit of Mr. Gillespie's wife, in which shares he disclaims any beneficial interest, and 455,523 (4.5%) shares issuable upon conversion of shares of Class A Stock deemed to be beneficially owned by Mr. Gillespie, as trustee of various trusts.

(g) According to information as of February 1, 1999, and available to the Company, Berkshire Hathaway, Inc. ("Berkshire") was the beneficial owner of 1,727,765 (17.1%) shares of Class B Stock. The ownership of these shares is through several subsidiaries of Berkshire. Mr. Warren E. Buffett is Chairman of the Board of Berkshire. Mr. Buffett, his wife and certain trusts of which Mr. Buffett is a trustee, but in which he has no economic interest, own approximately 33.9% of the aggregate economic interest of Berkshire Class A and Class B common stock and Mr. Buffett may be deemed to be in control of Berkshire under Federal securities laws. With respect to shares of Class B Stock owned by subsidiaries of Berkshire, Mr. Buffett, Berkshire and such subsidiaries may be considered to share investment power. Pursuant to an agreement dated as of February 25, 1977 and amended and extended on September 13, 1985, and on May 15, 1996 (which has a termination date (which may be extended) of February 24, 2007), Mr. Buffett, Berkshire and such subsidiaries have granted Mr. Donald Graham a proxy to vote such shares in his discretion.

(h) According to information as of February 1, 1999, and available to the Company, Morgan Guaranty Trust Company of New York ("Morgan"), was the beneficial owner of 661,853 (6.6%) shares of Class B Stock. This number includes shares of Class B Stock as to which Morgan has or shares voting and investment power as follows: sole voting power, 127,762 (1.3%) shares , sole investment power, 176,562 (1.7%) shares, shared voting power, 28,790 (less than 1%) shares, and shared investment power, 485,291 (4.8%) shares.

(i) According to information as of February 1, 1999, and available to the Company, Mr. Donald Graham, Mrs. Weymouth, and Mr. Gillespie share voting and investment power over 248,832 (14.3%) shares of Class A Stock; Mr. Gillespie and Mr. William Graham share voting and investment power over 25,200 (1.4%) shares of Class A Stock; Mr. Gillespie, Mr. William Graham and Mr. Donald Graham share voting and investment power over 60,497 (3.5%) shares of Class A Stock; Mr. Gillespie, Mr. Stephen Graham and Mr. Donald Graham share voting and investment power over 60,497 (3.5%) shares of Class A Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 60,497 (3.5%) shares of Class A Stock; Mr. Donald Graham, Mrs. Weymouth and Mr. Gillespie share voting and investment power over 135,168 (1.3%) shares of Class B Stock; Mr. Donald Graham and Mr. Gillespie share voting and investment power over 66,333 (less than 1%) shares of Class B Stock; Mr. Donald Graham, Mr. Gillespie and Mr. William Graham share voting and investment power over 23,622 (less than 1%) shares of Class B Stock;
     Mr. Donald Graham, Mrs. Graham and Mr. Gillespie share voting and investment power of 2,600 (less than 1%) shares of Class B Stock; Mr. Donald Graham and Mrs. Graham share voting and investment power over 113,270 (1.1%) shares of Class B Stock held by the Philip L. Graham Trust; and Mr. Gillespie and Morgan Guaranty Trust share investment powers over 456,901 (4.5%) shares of Class B Stock.

     The table below, which is based upon information furnished to the Company by its Directors and officers, shows as of February 1, 1999, for each person nominated for election as a Director, and for all Directors and executive officers of the Company as a group, the number of shares of each class of Common Stock "beneficially owned" (as defined in the Securities and Exchange Commission's proxy rules) and, in the case of each nominee for election as a Director, the nature of such "beneficial ownership". For the reasons set forth in the first paragraph of this section of the Proxy Statement, there is very substantial duplication in the numbers of shares and percentages shown in the following table.

                      HOLDINGS OF DIRECTORS AND OFFICERS***

                                                                            SHARES (%)
                                                   -------------------------------------------------------------
                                                             CLASS A                       CLASS B(E)
                                                   --------------------------   --------------------------------
Warren E. Buffett**** ..........................                   --                       1,727,765(17.1%)
Daniel B. Burke ................................                   --                             500*
James E. Burke .................................                   --                           1,000*
George J. Gillespie, III** .....................              455,523(26.2%)                1,283,952(12.9%)
Ralph E. Gomory ................................                   --                           1,400*
Donald E. Graham**(d) ..........................              941,469(54.1%)                3,406,682(34.5%)
Katharine Graham**(d) ..........................              536,257(30.8%)                  781,432(8.2%)
Donald R. Keough ...............................                   --                             500*
Barbara Scott Preiskel .........................                   --                             350*
William J. Ruane(a) ............................                   --                          13,497*
Richard D. Simmons .............................                   --                           7,428*
Alan G. Spoon(b) ...............................                   --                          58,716*
George W. Wilson ...............................                   --                             200*
All Directors and executive officers as a group,
  eliminating duplications .....................            1,502,926(86.4%)                4,675,670(46.8%)(c)

----------
*    Less than one percent.

**   See Table of "Principal Holders of Stock" on page 8.

*** Unless otherwise indicated, the Directors and officers listed below have sole voting and investment power with respect to such securities.

**** With respect to voting  securities  which may be beneficially  owned by Mr.
     Buffett, see footnote (g) on page 10.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

(a) According to information as of February 1, 1999, and available to the Company, this number includes shares of Class B Stock as to which Mr. Ruane has voting and investment power as follows: sole voting power, 12,569 (less than 1%) shares, and sole investment power, 13,469 (less than 1%) shares. This number includes 28 shares owned by Mr. Ruane's children in which he disclaims beneficial ownership.

(b) This number includes 51,750 shares of Class B Stock as to which Mr. Spoon has a right to purchase on or before April 1, 1999 by exercise of stock option.

(c) This number includes 1,502,926 shares of Class B Stock issuable upon conversion of shares of Class A Stock "beneficially owned" by Directors and officers and 61,750 shares of Class B Stock which Directors and officers have the right to purchase on or before April 1, 1999 pursuant to stock options; it does not include 172,584 shares of Class B Stock held as of February 1, 1999 by the trustee of various savings plans maintained by the Company and its business units over which the trustee has voting and investment powers.

(d) In addition to the information set forth in footnote (i) in the Table of "Principal Holders of Stock", Mr. Donald Graham and Mrs. Graham share voting and investment power over 113,270 (1.1%) shares of Class B Stock in connection with the Philip L. Graham Fund.

(e) Includes 1,739,250 shares of Class B Stock issuable upon conversion of shares of Class A Stock beneficially owned.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Class B Common Stock.

     To the Company's knowledge, based solely on a review of such reports and on information furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 3, 1999, all applicable Section 16(a) filing requirements were complied with.

EXECUTIVE COMPENSATION

     The following table shows the compensation paid by the Company during 1998, 1997 and 1996 to each of the chief executive officer and the four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE
                           --------------------------

                                          ANNUAL COMPENSATION
                                 --------------------------------------
                                                                OTHER
                                                               ANNUAL
         NAME AND                                             COMPENSA-
    PRINCIPAL POSITION     YEAR   SALARY ($)   BONUS ($)(1)   TION ($)
------------------------- ------ ------------ -------------- ----------
Donald E. Graham ........ 1998     $399,996            --        --
 Chief Executive          1997      399,996            --        --
 Officer                  1996      399,996            --        --
Alan G. Spoon ........... 1998      605,004      $367,235        --
 President and            1997      540,000       420,390        --
 Chief Operating          1996      499,998       346,500        --
 Officer
John B. Morse, Jr. ...... 1998      309,996       169,353        --
 Vice President and       1997      290,004       203,189        --
 Chief Financial          1996      280,004       174,636        --
 Officer
Beverly R. Keil ......... 1998      279,996       135,968        --
 Vice President           1997      260,004       161,928        --
                          1996      240,000       133,056        --
Diana M. Daniels ........ 1998      252,504       122,614        --
 Vice President           1997      234,504       146,047        --
                          1996      221,670       122,892        --


                                       LONG TERM COMPENSATION
                          ------------------------------------------------
                                      AWARDS                  PAYOUTS
                            RESTRICTED      SECURITIES  ------------------   ALL OTHER
         NAME AND              STOCK        UNDERLYING         LTIP          COMPENSA-
    PRINCIPAL POSITION     AWARDS ($)(2)   OPTIONS (#)    PAYOUTS ($)(1)    TION ($)(3)
------------------------- --------------- ------------- ------------------ ------------
Donald E. Graham ........     $171,000            --                 --       $ 8,320
 Chief Executive               148,838            --      $     871,416         8,320
 Officer                            --            --                 --         7,800
Alan G. Spoon ...........      171,000            --                 --        31,460
 President and                 132,300        50,000          4,898,434(4)     28,083
 Chief Operating                    --            --                 --        26,000
 Officer
John B. Morse, Jr. ......       99,750         1,000                 --        16,120
 Vice President and             66,150            --            294,588        15,080
 Chief Financial                    --         1,000                 --        14,560
 Officer
Beverly R. Keil .........       85,500            --                 --        14,560
 Vice President                 49,613         2,000            168,021        13,520
                                    --         1,000                 --        12,480
Diana M. Daniels ........       71,250            --                 --        13,130
 Vice President                 49,613            --            168,021        12,194
                                    --         1,000                 --        11,572

----------
(1)  Awards may be in the form of cash or deferred cash.

(2) The numbers in this column represent the dollar value of the restricted stock awarded to the named executive in the relevant fiscal year. As of the end of fiscal 1998, the Chief Executive Officer and the other named executives had the following aggregate restricted stock holdings: Mr.
     Graham--1,301  shares,  $741,570;  Mr. Spoon--1164  shares,  $663,480;  Mr.
     Morse--655  shares,  $373,350;  Ms.  Keil--513  shares,  $292,410;  and Ms.
     Daniels--488 shares, $278,160. Dividends are paid on restricted stock and are the same as dividends on non-restricted stock.

(3) Contributions to 401(k) savings plans and the Supplemental Executive Retirement Plan ("SERP") constitute "all other compensation" for 1998 as follows: Mr. Graham--$8,320 in Company contributions to 401(k) plan; Mr. Spoon--$8,320 in Company contributions to 401(k) plan and $23,140 in Company credits to SERP account; Mr. Morse--$8,320 in Company contributions to 401(k) plan and $7,800 in Company credits to SERP account; Ms. Keil--$8,320 in Company contributions to 401(k) plan and $6,240 in Company credits to SERP account; and Ms. Daniels--$8,320 in Company contributions to 401(k) and $4,810 in Company credits to SERP account.

(4) Mr. Spoon received a payout for performance units awarded under the 1993-96 Award Cycle of the Company's Long-Term Incentive Compensation Plan of $718,830 and a payout of $4,179,604 under a special incentive program created in 1995 for Mr. Spoon by the Compensation Committee, which was based primarily on the attainment of financial goals relating to average annual operating income and cumulative cash flow targets for three of the Company's major business units.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED ANNUAL
                                                                                          RATES
                                                                                     OF STOCK PRICE
                               INDIVIDUAL GRANTS                                      APPRECIATION
                        --------------------------------------------------------     FOR OPTION TERM
                         NUMBER OF       PERCENT OF                                  ---------------
                         SECURITIES    TOTAL OPTIONS
                         UNDERLYING     GRANTED TO     EXERCISE OF
                           OPTION        EMPLOYEES     BASE PRICE   EXPIRATION
NAME                     GRANTED (#)   IN FISCAL YEAR     ($/SH)        DATE        5%($)       10%($)
----------------------- ------------- ---------------- ------------ ----------- ------------ ------------
Donald E. Graham ......        --             --               --          --           --          --
Alan G. Spoon .........        --             --               --          --           --          --
John B. Morse,Jr. .....     1,000            3.9%        $ 517.25    12/11/08    $ 325,300   $ 824,370
Beverly R. Keil .......        --             --               --          --           --          --
Diana M. Daniels ......        --             --               --          --           --       --

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES
--------------------------------------------------------------------------------

                                                                               VALUE OF
                                                        NUMBER OF            UNEXERCISED
                                                       UNEXERCISED           IN-THE-MONEY
                                                        OPTIONS AT            OPTIONS AT
                                                     FISCAL YEAR-END       FISCAL YEAR-END
                                                           (#)                   ($)
                                                    ----------------- -------------------------
                             SHARES
                          ACQUIRED ON      VALUE       EXERCISABLE/          EXERCISABLE/
          NAME            EXERCISE(#)   REALIZED($)   UNEXERCISABLE         UNEXERCISABLE
------------------------ ------------- ------------ ----------------- -------------------------
Donald E. Graham .......        --              --         --                   --
Alan G. Spoon ..........     5,000      $1,491,250   51,750/61,250     $4,923,688/$13,087,500
John B. Morse, Jr. .....        --              --    3,500/1,500      $   1,212,844/$181,156
Beverly R. Keil ........        --              --    3,000/2,000      $     838,031/$280,531
Diana M. Daniels .......        --              --     3,500/500       $   1,204,031/$118,156

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)
--------------------------------------------------------------------------------

                                  NUMBER OF         PERFORMANCE           ESTIMATED FUTURE PAYOUTS UNDER
                                SHARES, UNITS     OR OTHER PERIOD           NON-STOCK PRICE-BASED PLANS
                                   OR OTHER       UNTIL MATURATION   -----------------------------------------
            NAME                    RIGHTS           OR PAYOUT        THRESHOLD       TARGET        MAXIMUM
            ----                    ------           ---------        ---------       ------        -------
Donald E. Graham ...........       7,500             12/31/02         $375,000      $750,000      $1,375,000
Alan G. Spoon ..............       7,500             12/31/02          375,000       750,000       1,375,000
John B. Morse, Jr. .........       2,600             12/31/02          130,000       260,000         476,666
Beverly R. Keil ............       1,900             12/31/02           95,000       190,000         348,333
Diana M. Daniels ...........       1,500             12/31/02           75,000       150,000         275,000

----------
(1) In December 1998, the Compensation Committee of the Board of Directors approved grants of Performance Units for the 1999-2002 Award Cycle to various key employees of the Company, including the Chief Executive Officer and the four most highly compensated executive officers as set forth in the table. The payout opportunities will be based on the achievement of various financial targets for major operating units of the Company and for the Company's consolidated operations.

                               RETIREMENT PLANS

     Basic Plan. Most employees of the Company, including the individuals identified in the table on page 13, are eligible to participate (subject to minimum service requirements) in the Company's defined benefit retirement plan. (Prior to 1996, the Company and its newspaper, magazine and broadcast divisions maintained separate defined benefit plans. These plans have been merged into the Company plan.) Benefits under this basic plan are determined on the basis of base salary only, exclusive of all bonuses, deferred compensation and other forms of remuneration. The Company and each of its business units also maintain 401(k) savings plans in which most employees are eligible to participate (subject to minimum service requirements).

     Supplemental Executive Retirement Plan. All amounts over $130,000 that would otherwise be payable under a basic defined benefit retirement plan are currently subject to reduction because of the annual pension limitation imposed by the Tax Equity and Fiscal Responsibility Act of 1982, although the extent of such reductions may vary in individual cases depending on circumstances existing at the time retirement payments commence. In addition, defined benefit pension benefits and defined contribution plan benefits payable by tax-qualified plans may not be based on annual compensation exceeding maximum amounts imposed by the Omnibus Budget Reconciliation Act of 1993 (currently $160,000 per year).

     To offset these limitations on retirement benefits, the Company adopted effective January 1, 1989, an unfunded Supplemental Executive Retirement Plan (the "SERP") which is patterned after similar plans adopted by many other companies. Under the Company's SERP there will be calculated for certain participating executives (including the executive officers included in the table on page 13) a "supplemented normal retirement benefit", which will be determined under the rules of the qualified defined benefit retirement plan, but without reference to either of the above-mentioned limitations and will also include in earnings not only base salary (as in the past) but also bonuses under the Annual Incentive Compensation Plan. The SERP also provides a supplemental defined contribution plan benefit, which is equal to the applicable company matching contribution percentage times the participating executive's base salary that is in excess of the annual covered compensation limit with respect to qualified plan benefits. The executive is required to make contributions to the SERP in order to receive the applicable matching company credit each year. Starting in 1994, a number of other management employees (not including the executive officers included in the table on page 13) became participants under the Company's SERP with respect to the supplemental normal retirement benefit only. For these participants, the supplemented normal retirement benefits will be determined without reference to either of the above-mentioned limitations, but will include in earnings only base salary and not bonuses. In each case in which a retiring executive's supplemented normal retirement benefit exceeds the benefit payable by the retirement plan or plans in which the executive has participated, the Company will pay such excess amount to him or her as a supplemental retirement benefit. Participation in the SERP is determined by the Compensation Committee of the Board of Directors, which has designated as participants a num-ber of senior executives including all those named in the table on page 13 (except that Mr. Graham, who has elected not to participate in savings plan features of the SERP, will be covered only by the retirement plan features of the SERP described above).

     As of December 31, 1998, Mr. Graham had 25 years of service under the Company plan, Mr. Spoon had 17 years of service under the Company plan, Mr. Morse had 10 years of service under the Company plan, Ms. Keil had 20 years of service under the Company plan, and Ms. Daniels had 21 years of service under the Company plan.

     The following table shows the estimated maximum annual benefits payable upon retirement at age 65 to persons in specified remuneration and years-of-service classifications who participate in both the basic retirement plans and the SERP (which includes all the individuals identified in the table on page 13):

                              PENSION PLAN TABLES
--------------------------------------------------------------------------------

                                   ESTIMATED MAXIMUM ANNUAL PENSION (COMPUTED AS
    COVERED                                 STRAIGHT LIFE ANNUITY) FOR
 COMPENSATION                        REPRESENTATIVE YEARS OF CREDITED SERVICE
--------------   ---------------------------------------------------------------------------------
    COMPANY
  PLAN(A)(B)          10            15            20            25            30            35
--------------   -----------   -----------   -----------   -----------   -----------   -----------
$   300,000       $ 54,000      $ 81,000      $108,000      $135,000      $162,000      $162,000
    400,000         71,500       107,250       143,000       178,750       214,500       214,500
    450,000         80,250       120,375       160,500       200,625       240,750       240,750
    500,000         89,000       133,500       178,000       222,500       267,000       267,000
    550,000         97,750       146,625       195,500       244,375       293,250       293,250
    600,000        106,500       159,750       213,000       266,250       319,500       319,500
    650,000        115,250       172,875       230,500       288,125       345,750       345,750
    700,000        124,000       186,000       248,000       310,000       372,000       372,000
    750,000        132,750       199,125       265,500       331,875       398,250       398,250
    800,000        141,500       212,250       283,000       353,750       424,500       424,500
    850,000        150,250       225,375       300,500       375,625       450,750       450,750

----------
(a) Before deducting the effect on benefits of an offset applicable to certain benefits paid under the Company Plan and based on average social security covered compensation over the employee's career. For an individual retiring at age 65 during 1999 the deduction would be as follows for the indicated number of years of credited service: 10 years, $2,480; 15 years, $3,719; 20 years, $4,959; 25 years, $6,199; 30 and 35 years, $7,439.

(b) Plan provides increased benefits for years of service after 1991. The benefits shown in the table are those provided for service after that year.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERALL POLICY

     The Company's executive compensation program is based on the premise that compensation should be competitive and linked to corporate performance. To that end, the Company has developed an overall compensation strategy and compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified short-term and long-term performance goals and to long-term appreciation in the Company's stock price. The strategy also supports an environment that rewards Company and business unit achievement as compared to that of industry performance levels over a number of years, where such comparisons are appropriate. The overall objectives of this strategy are to attract and retain key executive talent critical to the long-term success of the Company, to motivate these executives to achieve goals inherent in the Company's business strategy, to link executive and shareholder interests through equity-based plans and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

     Each year the Compensation Committee conducts a full review of the Company's executive compensation program. This review includes a comprehensive report from the Company's Vice President responsible for human resources assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation, corporate performance and total return to shareholders to a group of corporations that represent companies with business portfolios similar to that of the Company. The Compensation Committee reviews the selection of peer companies used for compensation purposes. Certain information about compensation levels in other media companies included in this report is collected by independent consultants. The Compensation Committee uses the median executive compensation range of such peer companies as a guideline in evaluating the compensation of the Company's executives. The peer companies used for compensation purposes are constructed on a division by division basis. For example, in determining the companies by which to measure the Company's broadcasting division, the comparison is made with purely broadcasting companies or broadcasting divisions within multimedia companies. The annual compensation reviews permit an ongoing evaluation of the link between the Company's and its business units' performance and its executive compensation in the context of the compensation programs of other companies and of the Company's total return to shareholders.

     The Compensation Committee determines the compensation of approximately the 80 most highly compensated corporate and divisional executives, including the chief executive officer and the other individuals whose compensation is detailed in this proxy statement (the "named executives"). In reviewing the individual performance of these executives, including the named executives, the Compensation Committee takes into account the views of Mr. Graham and Mr. Spoon (who expressed no view with respect to his own salary).

     The key elements of the Company's executive compensation consist of base salary, annual bonus, performance units, restricted stock and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Graham, the Company's chief executive officer, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to an individual, including special incentive compensation plans, pension and savings plan benefits, supplemental retirement benefits and other benefits as well.

BASE SALARIES

     Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including, where available, a comparison to base salaries for comparable positions at other media companies.

     Salary adjustments are generally implemented on a twelve-month or longer cycle and upon promotion. Such adjustments are determined by evaluating the performance of the Company and the individual executive officer, and may also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered, including, depending on the business unit, revenue, operating income and cash flow. The Compensation Committee, where appropriate, also considers other measures. These may include, among other factors, increases in market share, reduction or cost containment in operating expenses, journalistic achievements, improvements in product quality and improvements in relations with customers, suppliers and employees, and comparisons to base salaries for comparable positions at other media companies. In order to preserve flexibility in setting compensation, the Compensation Committee has not established specific elements of Company or business unit performance which must be evaluated or assigned relative weights to such elements. Different factors are considered in evaluating each executive officer's base salary depending on such officer's position and business unit.

     With respect to the base salary paid to Mr. Graham in 1998, the Compensation Committee took into account a comparison of base salaries of chief executive officers of peer companies, the Company's results in 1997 and the performance of the Company. The Compensation Committee also took into account Mr. Graham's service to the Company and his performance since 1979 as publisher of The Washington Post. The Compensation Committee noted that Mr. Graham's base salary is significantly below the median of base salaries paid to chief executive officers of peer companies; and furthermore that the performance of the Company in 1997 exceeded budgeted financial goals. However, due to Mr.
Graham's continued request, for personal reasons, to forego a base salary increase, Mr. Graham's base salary in 1998 remained at $400,000, the level established in 1991 upon his promotion to President and chief executive officer. The Compensation Committee does not give significance to the below market salary of Mr. Graham when reviewing and establishing base salary levels for other executives.

INCENTIVE COMPENSATION PLANS

     The Company has two incentive compensation plans -- the Annual Incentive Compensation Plan and the Long-Term Incentive Compensation Plan -- under which awards are made primarily to key management and professional employees, including the Company's executive officers, who have made or are in a position to make significant contributions to the profitability of the Company and enhance shareholder value. Each plan is administered by the Compensation Committee.

ANNUAL BONUS PLAN

     The Company's Annual Incentive Compensation Plan provides for annual incentive compensation awards based on the Company's and its business units' short-term, i.e., annual, financial performance. At the end of 1997, the Compensation Committee approved a range of incentive payouts for 1998 keyed to performance against specified goals related to budgeted operating income, cash flow or earnings per share, which vary by business unit. In 1998 the Company exceeded its budgeted earnings per share goal. Mr. Graham waived participation in the Annual Incentive Compensation Plan with respect to 1998. Awards to the other executives whose compensation is detailed in this proxy statement are shown in the column headed "Bonus" in the Summary Compensation Table shown on page 13.

LONG-TERM PLAN

     To balance the Annual Incentive Compensation Plan, which is intended to reward short-term financial performance, the Company's Long-Term Incentive Compensation Plan (the "Long-Term Plan") provides incentives for improved financial performance over periods of Award Cycles (which beginning in 1983 have consisted, and are expected to continue to consist, of four-year periods starting at two-year intervals).

   Performance Units.

     In December 1998, executive officers, including the Chief Executive Officer and the four most highly compensated executive officers of the Company, were granted Performance Units for the 1999-2002 Award Cycle. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 7,500 Performance Units; Alan G. Spoon, 7,500 Performance Units; John B. Morse, Jr., 2,600 Performance Units; Beverly R. Keil, 1,900 Performance Units; and Diana M. Daniels, 1,500 Performance Units. As in the past, each Performance Unit has a nominal value of $100. The number of Units awarded is determined with reference to an individual's scope of responsibilities and level of Plan participation. The payout opportunities for the 1999-2002 Award Cycle for Performance Units granted to these individuals will be based on the achievement of various financial targets for major operating units of the Company and for the Company's consolidated operations.

     In December 1996, the Compensation Committee of the Board of Directors approved grants of Performance Units under the Company's Long-Term Plan for the 1997-2000 Award Cycle to various key employees of the Company, including the chief executive officer and the executive officers named in the table on page
13. Pursuant to these grants, the chief executive officer and the named executives received the following: Donald E. Graham, 7,000 Performance Units; Alan G. Spoon, 6,000 Performance Units; John B. Morse, Jr., 2,200 Performance Units; Beverly R. Keil, 1,600 Performance Units; and Diana M. Daniels, 1,400 Performance Units. Each Performance Unit has a nominal value of $100. The number of Units awarded was determined with reference to an individual's scope of responsibilities and level of participation. The payout opportunities for Messrs. Graham and Spoon the other executive officers named are based on the simple average of the earned payouts for the major operating divisions of the Company (66.6% weighting), and the Company's total shareholder return during the Award Cycle compared to total shareholder returns of peer companies (33.3% weighting).

     In December 1994, executive officers, including the chief executive officer and the executive officers named in the table on page 13, were granted Performance Units for the 1995-1998 Award Cycle. The payout opportunities of Messrs. Graham and Spoon, and the other executive officers was based on the simple average of the payout values based on the achievement of financial targets by each of the Company's four major operating divisions and the Company's total shareholder return during the Award Cycle compared to total shareholder returns of peer companies (33.3% weighting). The final Unit valuation for the 1995-1998 Award Cycle will be determined by the Compensation Committee in May 1999.

   Restricted Stock.

     In December 1998, executive officers and other key employees were granted new Restricted Stock for the 1999-2002 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years, including 300 shares of Restricted Stock awarded to Mr. Graham. The number of shares of Restricted Stock awarded is determined by an individual's scope of responsibilities and relative level of Plan participation. Awards to the named executives are referenced in the footnote to the column headed "Restricted Stock Awards" in the Summary Compensation Table shown on page 13.

     In December 1996, the named executives and other key employees were granted Restricted Stock for the 1997-2000 Award Cycle, based on plan levels similar to those used for determining the number of shares of Restricted Stock in prior years, including 450 shares of Restricted Stock awarded to Mr. Graham. The footnote to the column headed "Restricted Stock Awards" in the Summary
Compensation Table shown on page 13 includes the shares of Restricted Stock awarded for the 1997-2000 Award Cycle.

     On January 5, 1999, the restrictions terminated on shares of Restricted Stock awarded to Mr. Graham and the other named executives for the 1995-98 Award Cycle. Mr. Graham received unrestricted title to 551 shares having a fair market value of $319,184 on January 5, 1999.

   Special Incentives.

     From time to time the Compensation Committee adopts special targeted incentive plans for key executives. These plans provide a one-time special incentive opportunity based on the achievement of special quantifiable operating objectives. In 1998 the Committee adopted a special incentive program for Mr. Spoon. A special incentive may be earned at the end of 2000, based principally on the attainment of financial goals specified in this plan relating to cumulative operating income targets and other cash flow and operating targets for the Company's major business units that report to him. No incentives will be paid if the financial goals are not met.

     At the end of 1997, Mr. Spoon earned a one-time award under a special incentive plan that was adopted in 1995. Under that plan, a special incentive was earned based principally on the attainment of financial goals specified in the plan primarily relating to average annual operating income targets and cumulative cash flow targets for three of the Company's major business units.

STOCK OPTION PLAN

     Under the Company's Stock Option Plan, which was approved by shareholders, shares of Class B Stock are issuable upon the exercise of stock options that have been or may be granted to key employees of the Company and its subsidiaries, including the executives whose compensation is detailed in this proxy statement.

     The Compensation Committee believes that significant equity interests in the Company held by key employees responsible for the Company's future growth and continued success align the interests of shareholders and management, since the full benefit of the compensation package cannot be realized unless stock appreciation occurs over a number of years. In the opinion of management, which is concurred in by the Compensation Committee, there are at present 54 key employees who fall within that category. Although there is no target stock ownership level for key employees, in determining the number of shares to be granted under options, the Compensation Committee takes into account the amount and value of options currently held, as well as makes a judgment about the level of contribution already made by and the potential of such key employees to continue to make contributions to the Company. The Compensation Committee does not assign relative weights to such factors.

     Given Mr. Graham's significant ownership in the Company (see description of holdings under "Stock Holdings of Certain Beneficial Owners and Management"), the Compensation Committee has not granted any stock options to Mr. Graham.

     In 1998, one non-qualified stock option was granted to Mr. Morse at the fair market value price on the date of grant. No other stock option awards were granted to the executives whose compensation is detailed in this proxy statement during 1998.

OTHER COMPENSATION PLANS

     At various times in the past the Company has adopted certain broad-based employee benefit plans in which the chief executive officer and the other individuals whose compensation is detailed in this proxy statement are eligible to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to applicable legal limitations on the amount of benefits that may be payable pursuant to those plans. Benefits under the savings and retirement plans are not tied to Company performance.

     For the chief executive officer and certain other senior executives and managerial employees including the named executives, the Company's Supplemental Executive Retirement Plan ("SERP") provides tax-deferred accruals of amounts proportionate to the benefits available to non-highly compensated participants in the Company's savings and retirement plans, but which exceed benefits permitted under the Company's plans due to tax law limitations. In 1998 no amount was accrued for the benefit of Mr. Graham with respect to an employer credit under the Company's SERP inasmuch as Mr. Graham waived his right for 1998 to maintain a separate unfunded savings plan account under the SERP. The amount accrued to the named executives are shown in the footnote to the column headed "All other compensation" in the Summary Compensation Table shown on page 13. The estimated annual pension amounts set forth in the table on page 18 show the maximum benefits payable to Mr. Graham and the named executives to the extent they participate in the basic retirement plan and the supplemental executive retirement plan. The benefits payable to Mr. Graham and the named executives under the SERP are determined with reference to compensation including bonuses under the Annual Incentive Compensation Plan.

     The Company has in place a voluntary deferred compensation plan for named executives. The plan provides an opportunity for participants to elect to defer the receipt of all or a portion of cash awards under the annual and/or long-term cash incentive plans. Elections to defer must be filed in advance of earning such awards. Deferred amounts will earn investment credits in accordance with participant elections from a choice of investment indexes. Deferred amounts will be payable at retirement or such other future date as specified by the participant at the time of election.

CONCLUSION

     Through the programs described above, a significant portion of the Company's executive compensation is linked directly to business unit and corporate performance and stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders and deems it desirable that compensation paid under the Annual Incentive Compensation Plan, the Long-Term Incentive Compensation

Plan and the Stock Option Plan meet the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code concerning deductibility of executive compensation. However, the Committee reserves the right to put in place compensation programs that do not meet the requirements of
Section 162(m) so as to result in compensation payments that are not deductible by the Company, if such programs are otherwise in the best interests of the Company.

                              George W. Wilson, Chairman
                              Daniel B. Burke
                              James E. Burke
                              Donald R. Keough

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Daniel B. Burke, James E. Burke, Donald R. Keough, and George W. Wilson served as members of the Compensation Committee in 1998. No member of the Compensation Committee was, during the fiscal year, an officer or employee of the Company or any of its subsidiaries or formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure under Item 404 of Regulation S-K.

                                PERFORMANCE GRAPH

     The following graph is a comparison of the yearly percentage change in the Company's cumulative total shareholder return with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Publishing/Newspapers Index. The Standard & Poor's 500 Stock Index is comprised of 500 U.S. companies in the industrial, transportation, utilities and financial industries, weighted by market capitalization. The Standard & Poor's Publishing/Newspapers Index is comprised of Dow Jones & Company, Inc., Gannett Co., Inc., Knight-Ridder, Inc., The New York Times Company, The Times Mirror Company and Tribune Company, weighted by market capitalization.

     The graph reflects the investment of $100 on December 31, 1993 in the Company's Class B Common Stock, the Standard & Poor's 500 Stock Index and the Standard & Poor's Publishing/ Newspapers Index. For purposes of this graph, it has been assumed that dividends were reinvested on the date paid in the case of the Company and the group of peer issuers and on quarterly basis in the case of the Standard & Poor's 500 Index and the Standard & Poor's Publishing/Newspaper Index.

                           THE WASHINGTON POST COMPANY

                     CUMULATIVE TOTAL SHAREHOLDER RETURN FOR
                    FIVE-YEAR PERIOD ENDING DECEMBER 31, 1998


                               [GRAPHIC OMITTED]


     DECEMBER 31,...              1993         1994          1995          1996          1997          1998
     ---------------              ----         ----          ----          ----          ----          ----
 WASHINGTON POST                 100.00         96.84       114.51        138.14        203.08        243.59
 S&P 500                         100.00        101.32       139.40        171.40        228.59        293.91
 S&P PUBLISHING (NEWSPAPERS)     100.00         92.38       116.39        147.97        241.22        249.67

CERTAIN TRANSACTIONS

     The firm of Ruane, Cunniff & Co., Inc., of which Mr. William J. Ruane, a Director of the Company, is Chairman of the Board and a principal owner, is one of two firms that managed the investment of the Company's retirement funds in 1998, for which services it received $3,283,462.

     Effective May 1, 1998, the Company renewed a contract with Mrs. Elizabeth Weymouth, the daughter of Mrs. Katharine Graham and the sister of Mr. Donald Graham, under which she contributes articles to The Washington Post newspaper. Since May 1998, Mrs. Weymouth has received compensation of $85,000 on an annualized basis and reimbursement of certain expenses associated with providing those articles. In addition in 1998, Newsweek, Inc., a wholly-owned subsidiary of the Company, entered into an agreement with Mrs. Weymouth, under which she contributes articles to Newsweek magazine. During 1998, Mrs. Weymouth has received compensation of $47,000 (in the form of fees and a retainer) and reimbursement of certain expenses associated with providing those articles.


                 OTHER MATTERS THAT MAY COME BEFORE THE MEETING

     As of the date of this Proxy Statement the only matters that the Board of Directors expects to present to the meeting are those discussed herein. If any other matter or matters are properly brought before the meeting or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote on those matters in accordance with their best judgment.

     Upon the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent accountants to audit and report on its financial statements for the fiscal year 1998. The same firm has acted as the Company's independent accountants continuously since the Company was organized in 1946. As in previous years, a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make any statement he may desire with respect to the Company's financial statements for 1998 and his firm's relationship with the Company, and will be available to respond to appropriate questions from stockholders.

                                    NOTICE OF
                                 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT
                                      1999




                           THE WASHINGTON POST COMPANY
                           ---------------------------

[X]  PLEASE   MARK   YOUR
     VOTES   AS  IN  THIS
     EXAMPLE.

     THIS PROXY WILL BE VOTED AS  SPECIFIED.  IF NO  DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
                         FOR       WITHHELD
1.   Election     of     [ ]         [ ]     Nominees: Warren E. Buffett, George
     Directors                               J. Gillespie, III, Ralph E. Gomory,
     (Check only one                         Donald E. Graham, Katharine Graham,
     box)                                    William   J.   Ruane,   Richard  D.
                                             Simmons,  Alan G. Spoon,  George W.
                                             Wilson.
For   all   nominees   (except   as
stockholder may indicate below)

                                      FOR    AGAINST   ABSTAIN
2.   To    transact    such   other   [ ]      [ ]       [ ]
     business as may properly  come
     before  said  meeting  or  any
     adjournment thereof.
                                      I will attend the meeting. [ ]
--------------------------------------------------------------------------------


                                        Please  sign  exactly  as  name  appears
                                        hereon.  Joint owners  should each sign.
                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.


                                      ------------------------------------------

                                      ------------------------------------------
                                                  SIGNATURE(S)        DATE

--------------------------------------------------------------------------------

   P                       THE WASHINGTON POST COMPANY
   R                          CLASS A COMMON STOCK
   O           PROXY--ANNUAL MEETING OF STOCKHOLDERS--MAY 13, 1999
   X              SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   Y

The undersigned hereby appoints Katharine Graham, Donald E. Graham, Alan G. Spoon, John B. Morse, Jr. and Diana M. Daniels, and each of them, his/her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, and to vote as indicated on the reverse of this Proxy all shares of Class A Common Stock which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of THE WASHINGTON POST COMPANY to be held on May 13, 1999, and at any adjournments thereof, on all matters coming before said meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE

                                   (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

   P                       THE WASHINGTON POST COMPANY
   R                          CLASS B COMMON STOCK
   O           PROXY--ANNUAL MEETING OF STOCKHOLDERS--MAY 13, 1999
   X              SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   Y

The undersigned hereby appoints Katharine Graham, Donald E. Graham, Alan G. Spoon, John B. Morse, Jr. and Diana M. Daniels, and each of them, his/her true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned, and to vote as indicated on the reverse of this Proxy all shares of Class B Common Stock which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of THE WASHINGTON POST COMPANY to be held on May 13, 1999, and at any adjournments thereof, on all matters coming before said meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE

                                   (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

[X]  PLEASE   MARK   YOUR
     VOTES   AS  IN  THIS
     EXAMPLE.

     THIS PROXY WILL BE VOTED AS  SPECIFIED.  IF NO  DIRECTION IS
GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.
--------------------------------------------------------------------------------
                         FOR       WITHHELD
1.   Election     of     [ ]         [ ]     Nominees: Daniel B. Burke, James E.
     Directors                               Burke, Donald R. Keough and Barbara
     (Check only one                         Scott Preiskel
     box)

For all nominees (except as stockholder may indicate below)

----------------------------------------


                         FOR   AGAINST   ABSTAIN
2.   To     transact     [ ]     [ ]       [ ]
     such      other
     business as may
     properly   come
     before     said
     meeting  or any
     adjournment
     thereof.            I will attend the meeting. [ ]
--------------------------------------------------------------------------------


                                        Please  sign  exactly  as  name  appears
                                        hereon.  Joint owners  should each sign.
                                        When  signing  as  attorney,   executor,
                                        administrator,   trustee  or   guardian,
                                        please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.


                                      ------------------------------------------

                                      ------------------------------------------
                                                SIGNATURE(S)        DATE